                                                                      Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned (the "Grantor") has made, constituted and appointed, and by these presents does make, constitute and appoint, Peter L. Dunn and Gary D. Burnison (each, an "Attorney"), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor's name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.   To sign on behalf of the Grantor statements on Form 3, Form 4 and Form 5 and amendments thereto (together, "Section 16 Reports") filed pursuant to
     Section 16(a) under the Securities Exchange Act of 1934, as amended.

2.   To do all such other acts and things as, in such Attorney's discretion, he deems appropriate or desirable for the purpose of filing such Section 16
     Reports, or amendments thereto.

3.   To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

     The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Grantor duly assesses to this Power of Attorney by his/her signature as of the 7th day of December 2004.

                                                   Signature: /s/ Harry L. You
                                                              ------------------
                                                   Name of Grantor: Harry L. You